Exhibit 10(n)-5

AMENDMENT NO. 4

TO

PPL OFFICERS DEFERRED COMPENSATION PLAN

WHEREAS, PPL Services Corporation ("PPL") has adopted the PPL Officers Deferred Compensation Plan ("Plan") effective July 1, 2000; and

WHEREAS, the Plan was amended and restated effective July 1, 2000, and subsequently amended by Amendments No. 1, 2 and 3; and

WHEREAS, PPL desires to further amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

I.This Amendment shall be effective on the date that PPL Electric Utilities Corporation files articles of division required by sections 1951-1957 of the Pennsylvania Business Law of 1988, 15 Pa. C.S. Sections 1951-1957, to effect a corporate division pursuant to said law.

5.Account. Solely for Participants ("Electric Employees") who are employees of PPL Electric Utilities Corporation and any subsidiaries thereof ("PPL Electric"), PPL Electric shall maintain an Account in the name of each Participant. For all Participants who are not Electric Employees, PPL Corporation or any Participating Company except PPL Electric ("PPL (Non-Electric)") shall maintain an Account in the name of each Participant. Such Account shall be maintained as follows:

(a)For Electric Employees, PPL Electric, and for Participants who are not Electric Employees, PPL (Non-Electric) shall credit the Deferred Cash Compensation to the applicable Participant's Account on a daily basis for each business day as if Cash Compensation that would have been paid was paid over each business day of the calendar year.

(b)For Electric Employees, PPL Electric, and for Participants who are not Electric Employees, PPL (Non-Electric) shall credit the Deferred Cash Award to the applicable Participant's Account as of the same day that all Cash Awards not being deferred are paid.

(c)Within sixty (60) days of the close of any calendar year during which Participant authorized salary reduction contributions to the Deferred Savings Plan, for Electric Employees, PPL Electric, and for Participants who are not Electric Employees, PPL (Non-Electric) will credit the applicable Participant's Account with the difference, if any, between the Participating Company matching contributions Participant would have received for the prior calendar year under the Deferred Savings Plan if Participant had participated in the Deferred Savings Plan based on Participant's Cash Compensation and the actual Participating Company matching contributions allocated to Participant's Account in the Deferred Savings Plan for the prior calendar year. Participant will forfeit any such allocation to his Account if Participant terminates employment with all Participating Companies at a time when Participating Company matching contributions under the Deferred Savings Plan are not vested under that plan.

(d)At the time when any allocations are made under ESOP for contributions under Article IV of that plan, for Electric Employees, PPL Electric, and for Participants who are not Electric Employees, PPL (Non-Electric) will credit the applicable Participant's Account with an amount equal to the difference, if any, between the value of contributions that would have been made under ESOP based on Participant's Cash Compensation and the value of contributions actually made for Participant under ESOP.

(e)Participant's Account shall be credited in substantially equivalent frequency and with a calculated rate of return substantially equivalent to the rate of return that would have been realized had the Account been invested in one or more mutual fund choices offered by the PPL Deferred Savings Plan as of December 1, 2000. The mutual fund or funds utilized to calculate the rate of return on the Participant's Account shall be that mutual fund or funds elected by the Participant in writing on an election form submitted to the EBPB. The Participant may change investment choices in the same manner as may be permitted by the PPL Deferred Savings Plan for Participant funds in that Plan as of December 1, 2000.

9.Miscellaneous.

(e)All payments from this Plan to Participant or a beneficiary of such Participant shall be made from the general assets of, for Electric Employees, PPL Electric, and for Participants who are not Electric Employees, PPL (Non-Electric). This Plan shall not require any Participating Company or an Affiliated Company to set aside, segregate, earmark, pay into trust or special account or otherwise restrict the use of its assets in the operation of the business. Participant shall have no greater right or status than as an unsecured general creditor of PPL Electric, if an Electric Employee, or PPL (Non-Electric) if not an Electric Employee, with respect to any amounts owed to Participant hereunder.

II.Except as provided for in this Amendment No. 4, all other provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 4 is executed this _____ day of _____________________, 2001.

PPL SERVICES CORPORATION

By:_______________________________

Charles P. Pinto

Vice President - Human Resources